Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-36708, 333-122760, 333-123958, 333-128644, 333-211970 and 333-231870) and on Form S-8 (No. 333-87957, 333-68314, 333-104170, 333-125906, 333-145262, 333-220370, 333-220435 and 333-225534) of PDL Biopharma, Inc., of our report dated March 11, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 11, 2020